UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

Zedge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1178 Broadway, Ste. 1450 (3rd Floor) New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On January 21, 2025, Zedge, Inc. (the “Company”) filed a Current Report on 8-K (the “Original 8-K”) under Item 2.05 to, among other things, report a restructuring initiative. Pursuant to Item 2.05(d) of Form 8-K, the Company is now filing this Amendment No. 1 to refine its disclosure related to the scope of the restructuring efforts and the amount of its estimated savings related to the restructuring. The disclosure included in Item 2.05 of the Original 8-K otherwise remains unchanged. The Original Report is hereby amended to provide the information set forth herein, which was unable to be determined at the time of the Original Report.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 5, 2025, the Company announced additional restructuring initiatives, notably the closure of its Norwegian operations. This closure, along with the consolidation of certain of the related activities in the Company’s current operations in Lithuania and Israel, is projected to result in approximately $0.9 million in annualized compensation-related savings.

The previously announced restructuring actions, which include a significant reorganization of the GuruShots team, are expected to yield approximately $1.7 million in annualized compensation-related savings. In conjunction with this efforts, the Company is also targeting reductions in non-employee expenses related to its restructuring efforts. This includes scaling back paid player acquisition initiatives at GuruShots for the remainder of fiscal 2025, with a goal of reducing non-employee expenses by approximately $0.1 to $0.3 million. Additionally, the Company anticipates an additional reduction in annualized expenses for GuruShots (and Zedge) of approximately $1.2 million, beginning in fiscal Q4, upon the completion of employee retention bonuses related to the 2022 acquisition of GuruShots, which are scheduled to conclude in April 2025.

Overall, the estimated total savings from the global restructuring and other cost reduction initiatives are expected to range from $3.9 million to $4.1 million annually. Cumulatively, these efforts will include a 22% workforce reduction, which is projected to yield about $2.6 million in pre-tax annualized compensation-related savings, as well as the targeted non-employee cost reductions.

The Company expects that accounting charges related to its restructuring efforts will primarily be reflected in the results for the second and third fiscal quarters, covering periods ending January 31 and April 30, 2025, respectively.

A copy of the press release issued by the Company on February 5, 2025, announcing the estimated savings from the global restructuring plan and other cost reductions, is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 5, 2025, the Company issued a press release announcing the estimated savings from the global restructuring plan and other cost reductions. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. In addition, the press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, its operations, including the recently announced plan to implement a global workforce reduction and restructuring of our operations and its expected impact, its financial performance, its industry and its business. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended July 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) as such factors may be updated from time to time in the Company’s periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Document
99.1	Press Release issued February 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Executive Officer

Dated: February 12, 2025

EXHIBIT INDEX

Exhibit No	Document
99.1	Press Release issued February 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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